Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Valerie Collado

Phone: (484) 885-9338

Fax: (484) 881-7402

Email: valerie_collado@vwr.com

VWR to Hold Second Quarter 2012 Financial Results Conference Call

RADNOR, PA, August 7, 2012 — VWR Funding, Inc., the parent company of VWR International, LLC, a leading global laboratory supply and distribution company, will hold a conference call on Wednesday, August 8, 2012, to discuss its second quarter 2012 financial results.

Who:	Harry Kraemer, Chairman of the VWR Board Manuel Brocke-Benz, CEO and SVP and Managing Director of Europe, Lab Distribution and Services Gregory L. Cowan, Senior Vice President and CFO

When:	Wednesday, August 8, 2012 4:00 PM Eastern Time (ET)

How:	Interested parties may participate by dialing (760) 298-5093 or toll free at (877) 845-1003. A replay of the call will be available on Thursday, August 9, 2012 at 12:00 AM ET through Wednesday, August 22, 2012 at 11:59 PM ET, by dialing (404) 537-3406 or toll free at (800) 585-8367, conference ID number for both replay numbers will be 14957436.

Information:	VWR Funding’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, will be filed on or before Wednesday, August 8, 2012, with the Securities and Exchange Commission.

About VWR International, LLC

VWR International, LLC, headquartered in Radnor, Pennsylvania, is a global laboratory supply and distribution company with worldwide sales in excess of $4.1 billion in 2011. VWR enables the advancement of the world’s most critical research through the distribution of a highly diversified product line to most of the world’s top pharmaceutical and biotech companies, as well as industrial, educational and governmental organizations. With 150 years of industry experience, VWR offers a well-established distribution network that reaches thousands of specialized labs and facilities spanning the globe. VWR has over 8,000 associates around the world working to streamline the way researchers across North America, Europe, and Asia stock and maintain their labs. In addition, VWR further supports its customers by providing onsite services, storeroom management, product procurement, supply chain systems integration and technical services.

For more information on VWR, phone 1-800-932-5000, visit www.vwr.com, or write, VWR, Radnor Corporate Center, Building One, Suite 200, 100 Matsonford Road, Radnor, PA 19087.

VWR and design are registered trademarks of VWR International, LLC.

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